Exhibit 99.1

Lodi Gas Storage Acquisition Website Presentation July 27, 2007 Buckeye Partners, L.P.

Buckeye Partners, L.P. (“Buckeye”) has entered into a definitive agreement to acquire all of the member interests in Lodi Gas Storage, L.L.C. (“Lodi”) from an affiliate of ArcLight Capital Partners, LLC (“ArcLight”) for cash consideration of approximately $440 million Consideration of approximately $428 million will be paid at the closing of the transaction An additional $12 million will be paid upon receipt of approval from the California Public Utilities Commission for a storage cavern expansion project, associated with the acquired assets, known as Kirby Hills Phase II The Lodi facilities provide approximately 22 Bcf of working gas capacity and are connected to Pacific Gas and Electric’s intrastate gas pipelines that serve natural gas demand in the San Francisco and Sacramento areas; Kirby Hills Phase II will provide up to an incremental 12 Bcf of working gas capacity Transaction is subject to customary closing conditions including approval by the California Public Utilities Commission and is expected to close in the fourth quarter of 2007 Purchase price, plus transaction expenses, are expected to be permanently financed with approximately 50% equity and 50% debt Purchase price represents a multiple of approximately 10X management’s estimate of full year 2008 Modified EBITDA* and approximately 8X management’s estimate of full year 2009 Modified EBITDA* following a capital expenditure of approximately $40 million in 2008 to complete the Kirby Hills Phase II expansion project Transaction Overview * See definition of Modified EBITDA on page 9.

Transaction Rationale Accretive to unitholders Strategic to Buckeye on long-term basis Sufficient size to provide platform for new business line Represents Buckeye’s first significant foothold in PADD V Provides both commodity and geographic diversification Stable cash flow generated from fixed-fee term storage contracts Low risk to integration Straightforward business with only 20 employees Ample lead time to complete integration

Lodi Gas Storage – Asset Overview High performance natural gas storage facility Interconnected with PG&E intrastate Redwood Pipeline and delivering into PG&E City Gate market center Existing facility is able to provide up to six turn service with maximum injection and withdrawal capabilities of 450 MMcfd and 550 MMcfd, respectively Market based storage facility under California Public Utilities Commission jurisdiction Authority delegated to charge market rates Offers Lease Services and Interruptible (or Hub) Services Commercial operations began in 2002 Original Lodi field provides 17 Bcf of working gas capacity Kirby Hills Phase I expansion provides an incremental 5 Bcf of working gas capacity (in service) Kirby Hills Phase II expansion could provide up to an incremental 12 Bcf of working gas capacity (projected to be in service by the end of 2008)

Lodi Gas Storage – Business Highlights Two methods of revenue generation Lease Services (~75% of 2006 revenues) Hub Services (~25% of 2006 revenues) Lease Services generate revenues from fixed-fee contracts Acts as a “warehouse” for gas; does not take title to gas Contracts are typically one to three years in length Customer is obligated to pay storage fee regardless of actual usage Customers use Lodi’s cavern capacity to support diverse businesses such as electric power generation, winter heating demand, trading arbitrage, natural gas production storage, commercial applications, etc. Hub Services provide interruptible storage services Service used for gas load management, balancing and storage arbitrage Customers typically also are Lease Services customers Multiple products and offerings

Kirby Hills Phase II Expansion Project involves an expansion of Kirby Hills Phase I Up to approximately 12 Bcf of working gas capacity Provides up to a two turn service for customers Utilizes existing pipeline infrastructure Expected to be in service by the end of 2008 Estimated incremental capital expenditure of $40 million in 2008 to complete Kirby Hills Phase II

Appendix

Lodi Transaction – Breakdown of Purchase Price The final purchase price will reflect a working capital adjustment and an additional payment to Seller to reimburse it for capital expenditures related to Kirby Hills Phase II incurred from January 1, 2007 through the Closing Date. The amount of the capital expenditure reimbursement is estimated to be approximately $4 million. 2) Contingent payment will not be made in the event that the California Public Utilities Commission fails to approve the Kirby Hills Phase II expansion. (2) (1) Purchase Price $428.0 Contingent Payment for Kirby Hills II 12.0 Total Acquisition Price $440.0

Buckeye defines Modified EBITDA as income before interest expense (including amortization of deferred debt financing costs), income taxes, depreciation and amortization (“EBITDA”) plus other non-cash expenses. In the case of the acquired natural gas storage assets, the other non-cash expenses are the difference between the estimated annual land lease expense for the facility to be recorded under generally accepted accounting principles in the United States (“GAAP”) and the actual cash to be paid. Buckeye estimates this difference to be $3 million in each of 2008 and 2009. EBITDA and Modified EBITDA are measures not defined under GAAP, and should not be considered an alternative to net income, operating profit, cash flow from operations or any other measure of financial performance presented in accordance with GAAP. Buckeye’s definition of EBITDA and Modified EBITDA may not be comparable to EBITDA, Modified EBITDA or similarly titled measures used by other companies. Buckeye’s management uses EBITDA and Modified EBITDA as supplemental performance measures to assess Buckeye’s operations, to evaluate the viability of proposed projects and to determine overall rates of return on alternative investment opportunities. Buckeye believes that investors benefit from having access to the same financial measures used by Buckeye’s management. Buckeye is forecasting cash flow from operations, a GAAP financial measure, of approximately $28 to $30 million in 2008 and $42 to $44 million in 2009, based on projected Modified EBITDA of $43 to $45 million in 2008 and $57 to $59 million in 2009, less estimated interest expense of $15 million in each year. Actual interest expense in 2008 and 2009, respectively, will vary for many reasons, including general market conditions and the nature of the permanent debt financing undertaken by Buckeye.